SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                          Pure Country
                 (Name of issuer in its charter)

     Nevada                         5900        88-0439010
 (State or other      (Primary Standard          (I.R.S.
  jurisdiction            Industrial             Employer
of incorporation)  Classification Code No.)   Identification
                                                   No.)

                  ____________________________
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688

  (Address and telephone number of principal executive offices)
                  ____________________________
                     Lewis Eslick, President
                     8674 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
    (Name, address and telephone number of agent for service)
                         With a copy to:
                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                      Las Vegas, NV  89107
                         (702) 650-5660

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933 check the following box. ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __


Title of each   Amount to   Proposed     Proposed    Amount of
  class of         be        maximum      maximum   registration
securities to  registered   offering     aggregate      fee
be registered               price per    offering
                              share      price(1)

Common          6,000,000    $0.001     $600,000.00    $1.50
Shares, $.001
par value to
be sold by
selling
shareholders

Common          3,000,000     $0.10     300,000.00     $75.00
Shares, $.001
par value, to
be sold by
the Company

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. As of the date of the filing, there is no market for the registrant's securities. This price represents the price at which the Registrant is offering its shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           Prospectus

                          Pure Country

  Up to 3,000,000 Shares of Common Stock offered by the Company
  Plus 6,000,000 Shares of Common Stock by selling shareholders
                   ---------------------------

We are offering a maximum of 3,000,000 shares of our common stock for sale at $0.01 per share on a best-efforts basis and without the assistance of an underwriter. There is no minimum amount of shares we must sell and no money raised from the sale of our
stock   will   go  into  escrow,  trust  or  any  other   similar
arrangement.

Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 3,000,000 shares are sold, or (2) 180 days from the date of this prospectus. In addition, all of our shareholders are offering up to 6,000,000 shares of our common stock.

No public market currently exists for the shares of common stock.
It is our intention to apply to have the Shares listed for trading on the National Association of Securities Dealers
("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus.

The shares offered by the Company are subject to prior sale, acceptance of the subscriptions by the Company and approval of certain legal matters by counsel to the Company.

Offerees and subscribers are urged to read this prospectus carefully and thoroughly.

                     Offering   Underwritin  Proceeds to
                      price          g       the Company
                      to the     discounts
                      public
    Shares being      $.001         $ 0          $0
    sold by
    Selling
    Security
    Holders
    Shares being      $0.10         $ 0       $300,000
    offered to
    the public

                   ---------------------------

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss.
See "risk factors" beginning on page 2 to read about factors you should consider before buying any of these securities.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   ---------------------------

The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this prospectus is ______________, 2001.


                        Table of Contents

Prospectus Summary                                             3

Risk Factors                                                   3

Forward-Looking Statements                                     9

Use of Proceeds                                                9

Determination of Offering Price                               10

Selling Security Holders                                      10

Plan of Distribution                                          12

Legal Proceedings                                             12

Directors, Executive Officers, Promoters And Control Persons  13

Security Ownership of Certain Beneficial Owners and Management15

Description of Securities                                     16

Interest of Named Experts and Counsel                         17

Disclosure   of   Commission  Position  on  Indemnification   for
Securities Act Liabilities                                    17

Description of Business                                       17

Management's Discussion and Plan of Operation                 21

Description of Property                                       21

Certain Relationships and Related Transactions                23

Market for Common Stock and Related Shareholder Matters       23

Executive Compensation                                        23

Financials                                                    35

Changes In and Disagreements With Accountants                 48

Where You Can Find More Information                           48

Experts                                                       48

Legal Matters                                                 49

                       Prospectus Summary

The Company

Pure Country is a Nevada Corporation formed on July 27, 1995. Our executive office is located at 8764 Carlitas Joy Court, Las
Vegas, NV 89117.  Our telephone number is (702) 228-4688.

The intent of the company is to provide a single hub whereby artisans could sell and market their wares through one entity. This concept was created prior to the onset of the Internet. With the emergence of the Internet as a gateway to global e-commerce, Pure Country believes it is in a unique position to take advantage of its original intent and to act as a conduit for artisans throughout the country.

The Offering


The number of shares being
offered by
The Company for sale to the  Up to 3,000,000 shares of common public: stock shares of its common stock for the offering price of $0.10 per share, on a "best efforts" basis for the purpose of providing working capital for the Company. See "Plan of Distribution" and "Use of Proceeds."

The number of shares being
offered
for resale to the public:    Up to 6,000,000 shares of common
                             stock held by the selling security
                             holders that are presently
                             outstanding;

Shares outstanding prior to
the
offering:                    6,000,000 shares

Shares outstanding after
the
offering:                    9,000,000 shares, assuming all of the
                             shares being offered to the public
                             are sold

Offering price per share:    Market price at the time of resale,
                             prices related to the market price,
                             negotiated prices or fixed prices,
                             which may be changed.

Net proceeds:                We will not receive any of the
                             proceeds of the shares of common
                             stock offered by the selling
                             stockholders.

The selling security holders are selling up to 6,000,000 shares of the common stock Pure Country, Inc.

The selling security holders may offer their shares directly to investors or, if a market develops in our common stock, they may sell their shares through a broker. The price of the shares is undetermined at this time.

Prior to this offering, there has been no public market for the shares of the company, and there can be no assurance that a public market will result following the sale of the shares offered in this prospectus or that the shares can be sold at or near the offering price, or at all. The initial public offering price has been arbitrarily determined by the company based upon what it believes purchasers of speculative issues would be willing to pay for the securities of the company and bears no relationship whatsoever to assets, earnings, book value or any other established criteria of value. This is not an underwritten offering, and the shares are not presently traded on any recognized exchange or market.

It is our intention to apply to have the Shares listed for trading on the National Association of Securities Dealers
("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus.

The securities offered are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk
Factors" below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          Risk Factors

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to our financial condition

     We are a development stage company with no revenues and anticipate losses for the foreseeable future.
     So it will be difficult for you to evaluate an investment in our common stock.

The Company has had no operating history and has received no revenues or earnings from operations. The Company has no assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until it is able to secure financing to hire employees who know the arts and crafts industry. This may result in the Company incurring a net operating loss which will increase continuously until the Company raises enough capital to start manufacturing and marketing the carpeting.

As a new company we face risks and uncertainties relating to our ability to successfully implement our business strategy. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. If we cannot address these risks and uncertainties or are unable to execute our business strategy, our company may not be successful, which could reduce the value of your investment.

     The nature of the Company's proposed plan of operation is highly speculative.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition, and management of the Company after knowledgeable personnel are hired. While management intends to hire appropriate personnel who have an operating knowledge of the arts and crafts industry, it cannot assure that the Company will successfully locate employees meeting this criteria. In the event the Company does raise enough capital to hire key employees and purchase material, the success of the Company is dependent upon numerous other factors beyond the Company's control.

     Our growth will likely require additional capital, which, if not available when needed could cause us to curtail or even terminate operations.

We may require additional working capital and other funds in order to hire additional personnel to support our students and operate our business as we expand our operations. We may not be able to raise additional capital in the future on terms acceptable to us, or at all, to meet these plans. If we require additional financing and acceptable sources of financing are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding, and we could even be forced to terminate operations completely.

Risks related to our business

     The Company has not yet entered the market and has no market penetration to date.

Once the Company has entered the market, it will be an insignificant participant in the business of providing arts and crafts through the Internet. A large number of established and well-financed entities are currently active in the business of providing arts and crafts over the Internet. Nearly all the Company's competitors have significantly greater financial resources, technical expertise, and managerial capabilities than the Company. The Company is, consequently, at a competitive disadvantage in being able to provide such services and become a successful company in the Internet industry. Therefore, the Company may not be able to establish itself within the industry at all.

     The internet's infrastructure may not be able to service demand, which may hinder our customers' ability to access our website and result in reduced revenues.

The growth and increasing volume of Internet traffic may cause performance problems that may adversely affect the development of our Internet-based business. The growth of Internet traffic to high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. The international marketplace is even less developed in its Internet infrastructure, which may pose problems in the form of delays, interruptions and communication failures. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. Network capacity constraints, especially at times of peak usage, can prevent or delay access to connect to the Internet. If our existing or potential customers experience delays on the Internet, the adoption or use of our Internet-based, interactive shopping and informational website may grow more slowly than we expect or even decline. Consequently, we may have difficulty obtaining new customers, or maintaining our existing customers, either of which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

     Security Risks And Other Disruptive Events With
     Respect To The Internet Or Our Computer Systems
     Could Harm Us By Jeopardizing Customer Confidence In
     Us

Both our infrastructure and the infrastructure of Internet service providers could be vulnerable to unauthorized access, computer viruses or similar disruptive problems and system failures. Security and disruption problems with the Internet or our website may prevent customers and potential customers from accessing our website.

Third parties could potentially jeopardize the security of confidential information stored in our computer systems or our customers' computer systems. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could deter customers from conducting transactions with us. In addition, we could lose customers if our service, or the Internet in general, is merely perceived as not having adequate data security.

Our computer systems are also subject to damage caused by fire, flooding, telecommunications failures, power loss, software-related system failures and various similar events. Any of these events, whether intentional or accidental, could lead to interruptions, delays or cessation of service. Protecting against the threat of security breaches or alleviating problems caused by breaches may be expensive to solve and could require us to spend significant capital or other resources. Although we maintain redundant computing and/or communication resources, if there should be a complete failure of such systems, our insurance policies will not adequately compensate us for any losses that may occur due to such failures or interruptions in our business.

     Our directors and officers will only devote part time efforts to this business due to other business interests they have.

While seeking investment and personnel with knowledge of the Internet industry, management anticipates devoting up to twenty hours per week to the business of the Company. The Company's officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations.

     Should we fail to successfully market the concept, our business may fail and you could lose your entire investment.

We intend to devote our efforts almost entirely to the marketing of hand made crafts through our Internet website. The success of our business is currently dependent on a single retailing concept. Moreover, we have virtually no independent marketing capabilities and experience.

     We may have to qualify to do business in other jurisdictions.

Because the company's E-commerce business will be available over the Internet in multiple states and foreign countries, and because the company will sell to consumers resident in such states and foreign countries, such jurisdictions may claim that it is required to qualify to do business as a foreign corporation in each of these states and foreign countries. If we fail to qualify as a foreign corporation in a jurisdiction where we are required to do so, we could be subject to taxes and penalties.

    If our online server became unavailable, we could lose customers.

We could lose existing or potential customers for our E-commerce business if they do not have ready access to our online server, or if our online server and computer systems do not perform reliably and to our customers' satisfaction. Network interruptions or other computer system shortcomings, such as inadequate capacity, could reduce customer satisfaction with our services or prevent customers from accessing our services and seriously damage our reputation. As the number of individual users increases, we will need to expand and upgrade the technology underlying our online services. We may be unable to predict accurately changes in the volume of traffic and therefore may be unable to expand and upgrade our systems and infrastructure in time to avoid system interruptions.

     Our business may be harmed by fraudulent activities on our website.

Our future success will depend largely upon artisans reliably delivering and accurately representing their wares and consumers paying the agreed purchase price. We generally will not take responsibility for delivery of payment or goods to any user of our Internet service. Any negative publicity generated as a result of fraudulent or deceptive conduct by users of our service could damage our reputation and diminish the value of our name. We may in the future receive additional requests from users requesting reimbursement or threatening legal action against us if no reimbursement is made. Any resulting litigation could be costly for us, divert management attention, result in increased costs of doing business, lead to adverse judgments or could otherwise harm our business.

     The security risks related to Internet commerce may harm our business.

A significant barrier to online shopping, and to submission of personal data is the secure transmission of confidential information over public networks. Internet companies rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by companies to protect consumer's transaction data. If any such compromise of this security were to occur, it could have a material adverse effect on our potential clients, business, prospects, financial condition and results of operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally. To the extent that our activities or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, or personal data information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We cannot be sure that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business.

     The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Further, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing and characteristics and quality of products and services.

Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Risks related to this offering

     There is currently no public market for the stock and there may not be a market for the securities after the offering and it might be difficult for you to sell your shares.

The Company is not currently and never has been marketed on any stock exchange or NASDAQ, including the OTC bulletin board system or the pink sheets and any purchasers of the Company's shares may find it extremely difficult to dispose of their shares. We do not currently meet the requirements such as income and shareholders' equity, to have our shares listed on a stock exchange in the United States or quoted on NASDAQ. We have a market maker who is willing to make a market in our common stock, but we cannot give any assurance that this market maker will be successful. We expect that initially any market will be on the OTC Bulletin Board. Consequently, the securities may be an illiquid long-term investment.

     Selling shareholders may be selling a large volume of shares at the same time the company is offering its shares for sale

Given the potentially large number of shares that could be sold, simultaneous with this offer, by current shareholders, it is possible that purchasers of our securities might not be able to sell their stock at a higher price then they are paying for it and might even be forced to sell their stock at a lower price then their purchase price caused by a depressed market for this stock due to the potentially large volume of stock sales and the fact that selling shareholders could offer their shares at prices below $0.01 a share.

     The stock price may experience extreme price and volume fluctuations, and investors in our stock may not be able to resell their shares at or above the offering price.

If the Company is able to market its stock on the OTC bulletin board, the market price of the Common Stock could be subject to significant fluctuations in response the Company's operating results and other factors, and the market price of the Common Stock may decline below the public offering price. Developments in the arts and crafts industry or changes in general economic conditions could adversely affect the market price of the Common Stock. In addition, the stock market has from time to time experiences extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded.

     Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities
     Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet the minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

     - the delivery of standardized risk disclosure documents;

     - the provision of other information like current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

     - written determination that the penny stock is a suitable investment for purchaser;

     - written agreement to the transaction from purchaser.

These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop. Penny stock rules are discussed in more detail on page 25 and 26 of this prospectus.

                   Forward-Looking Statements

This prospectus contains "forward-looking statements." These statements may include statements regarding:

*    our business strategy;

*    plans for hiring personnel;

* adequacy of anticipated sources of funds, including the proceeds from this offering; and

* other statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

When used in this prospectus, the words "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this prospectus.

                         Use of Proceeds

The net proceeds to be used from this offering, after deducting estimated offering related expenses of $7,500 will be approximately $292,500 if all the shares offered by Music Etc. are sold. It is possible that we will not sell any shares in the offering. The following table sets forth the use of estimated net proceeds, alternatively under the minimum and maximum offering, and prioritization of net proceeds expected to be received from this offering. If funds in excess of the minimum amount, but less than the maximum, are received, the funds will be allocated among the items in the table. Actual receipts and expenditures may vary from these estimates.

We propose to use the net proceeds as follows, in order of priority:

                               Assuming
                               Sale of
                               3,000,000
                               Shares

Working Capital and general
 corporate purposes              $ 127,500
Salaries                         $  70,000
Office Equipment                 $  65,000
                               -----------
                                         -
Total Net Proceeds               $ 292,500


Assuming we sell all the shares, we believe that we will be able to begin putting our business plan into effect, as well as sustain us for the next 12 months. We believe we need to raise the all of the proceeds to effectively implement our business plan and less than that amount will require us to limit the amount we will need to spend on salaries and to purchase materials and office equipment. The working capital reserve may be used for general corporate purposes to operate, manage and to contract a web hosting company as well as a website manager. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any acquisition of merchandise or materials.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds. These funds may be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing through loans or other financing arrangements sooner than currently anticipated.

The proposed allocation of the net proceeds represents our management's best estimate of and the current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and Board of Directors may allocate the funds in significantly different proportions, depending on their needs at the time. Pending application of the net proceeds in the manner mentioned above, the proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose that, initially, we will hire consutltants on a per project basis and outsource our web management and web design in order to keep costs down.

We will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. All proceeds from the sale of the common stock by the selling security holders will be paid to them.

                 Determination of Offering Price

The offering price of the shares to be sold by the Company has been arbitrarily determined by the Company based upon factors like the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

We will not determine the offering price of the common stock to be sold by the selling security holders. The offering price will be determined by market factors and the independent decisions of the selling security holders. Before this offering there has been no market for the common stock and we have had limited business operations to date.

                    Selling Security Holders

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of March 31, 2001, the number of shares that each may offer, and the number of shares of common stock beneficially owned by each selling security holder upon completion of the offering, assuming all of the shares are sold.

                        Before the Offering        After the Offering
                        Shares     Percentage      Shares     Percentage
Name of Selling      Beneficially   of Common   Beneficially   of Common
Security Holder         Owned         Stock        Owned         Stock
LeRoy V. Abbott         48,000            *          0             *
Linda C. Abbott         48,000            *          0             *
Alan J. Albert (1)      54,000            *          0             *
Nancy L. Albert (1)     48,000            *          0             *
Darrel C. Apel (2)      48,000            *          0             *
Randall L. Apel         48,000            *          0             *
Terri Ann Apel (2)      50,400            *          0             *
James H. Brody          48,000            *          0             *
Jan Ellen Cerva         48,000            *          0             *
Amy L. Cline            42,000            *          0             *
Sandra L. Duncan        42,000            *          0             *
Peggy L. Edwards        42,000            *          0             *
Robert K. Edwards       72,000         1.2%          0             *
Leslie B. Eslick      1,080,000       18.0%          0             *
Lewis M. Eslick       1,080,000       18.0%          0             *
Paul J.C. Eslick       120,000         2.0%          0             *
Shane A. Eslick (3)     72,000         1.2%          0             *
Sherrie Eslick (3)      84,000         1.4%          0             *
Patricia Ann Feller     48,000            *          0             *
Linda C. Fontana        48,000            *          0             *
Charlene L. Hague       72,000         1.2%          0             *
John A. Harting (4)     48,000            *          0             *
Patsy L. Harting (4)  1,044,000       17.4%          0             *
Judith Hazuka           72,000         1.2%          0             *
Jean E. Henning         72,000         1.2%          0             *
Sandy L. Joaquin        84,000         1.4%          0             *
Stacey Kettle           42,000            *          0             *
Robert Knapp            48,000            *          0             *
Gary R. Lindberg (5)    42,000            *          0             *
Marice A. Lindberg      48,000            *          0             *
(5)
Cheryl Mall             4,800             *          0             *
Patrick R. McCann       42,000            *          0             *
Roger L. McCollom       72,000         1.2%          0             *
(6)
Janice M. Eagles (6)    60,000         1.0%          0             *
Darryl L. Murphy (7)    72,000         1.2%          0             *
Thelma L. Murphy (7)    72,000         1.2%          0             *
Cynthia Jean O'Brien    42,000            *          0             *
Eleanor H. Perry        54,000            *          0             *
Richard M. Rutledge     42,000            *          0             *
Jeffrey K. Shepard      42,000            *          0             *
Wesley D. Sheppard      42,000            *          0             *
Milton Sills            42,000            *          0             *
Susan J. Smith          48,000            *          0             *
James A. Smith, III     48,000            *          0             *
Renee Madeline          48,000            *          0             *
Smythe
Pamela Sue Springer     48,000            *          0             *
Howard Stiebel (8)      48,000            *          0             *
Kathryn Stiebel (8)     48,000            *          0             *
Shelley R. Stiebel      48,000            *          0             *
George D. Timmons       48,000            *          0             *
(9)
Rita F. Timmons (9)     72,000         1.2%          0             *
Kenneth Wayne Vega      60,000         1.0%          0             *
(10)
Tammy I. Vega (10)      52,800            *          0             *
Pauline Lydia           42,800            *          0             *
Walston
Xaxon Immobilien und
Anlagen Consult GmbH    36,000            *          0             *
(11)

-----------------------------

*Denotes less than 1% of the issued and outstanding shares of common stock.

(1) Alan and Nancy Albert are husband and wife, therefore they jointly hold 102,000 shares, representing 1.7% of the Company's outstanding stock.

(2) Teri Ann Apel and Darrel Apel are husband and wife, therefore they jointly hold 98,400 shares, representing 1.64% of the company's outstanding stock.

(3) Sherrie Eslick and Shane Eslick are mother and son, Sherrie therefore has controlling interest in her son's shares, which together with her own holdings total 156,000 shares, representing
2.6% of the Company's outstanding stock.

(4) John Harting and Patsy Harting are husband and wife, therefore they jointly hold 1,092,000 shares, representing 18.2 % of the Company's outstanding stock.

(5) Gary Lindberg and Marice Lindberg are husband and wife, therefore they jointly hold 90,000 shares, representing 1.5% of the Company's outstanding stock.

(6) Roger McCollom and Janice Eagles are husband and wife, therefore they jointly hold 132,000 shares, representing 2.2% of the Company's outstanding stock.

(7) Thelma Murphy and Darryl Murphy are mother and son, Thelma therefore has controlling interest in her son's shares, which together with her own holdings total 144,000 shares, representing
2.4% of the Company's outstanding stock.

(8) Howard Stiebel and Shelley Stiebel are husband and wife, therefore they jointly hold 96,000 shares, representing 1.6% of the Company's outstanding stock.

(9) George Timmons and Rita Timmons are husband and wife, therefore they jointly hold 120,000 shares, representing 2% of the Company's outstanding stock.

(10) Kenneth Vega and Tammy Vega are husband and wife, therefore they jointly hold 112,800 shares, representing 1.885 of the Company's outstanding stock.

(11) Lewis Eslick, the current president and director of Pure
Country, is the Managing Director of Xaxon Immobilien und Anlagen
Consult GmbH, therefore Mr. Eslick has control of a total of 1,116,000 shares, which represents 18.6% of the Company's outstanding stock.

We are registering all of the shares which are held by the listed selling security holders. The selling security holders may sell their shares from time to time in broker's transactions or otherwise. Because the selling security holders may sell all, some or none of the shares held, we cannot estimate the number of shares that will be held by the selling security holders after the offering. For purposes of the above table, we have assumed that all of the shares offered by the selling security holders will be sold.

                      Plan of Distribution

Our officers and directors, Lewis Eslick, President/Director, Leslie Eslick, Secretary/Director and Patsy Harting, Treasurer/Director, have been authorized to sell shares of our common stock pursuant to this prospectus to any and all suitable investors in specific states in which these securities are registered or are exempt from registration. Our officers and directors will not receive commissions or other offering remuneration of any kind for selling shares in this offering. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

The shares of common stock are being offered by us on a "best efforts" basis with respect to the 3,000,000 Shares, which will be made available to the public at $0.10. No one has committed to purchase or take down any of the shares offered. All proceeds of the offering will be held in a bank account with Bank of America, Las Vegas, Nevada. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by wire transfer or check payable to the Music Etc., Inc. Investment Account. This offering will terminate within 180 days of the date of the prospectus. There can be no assurance that any or all of the Shares being offered will be sold.

The gross proceeds to the Company represented by issue of all the Shares for cash under this offering to the public will be $300,000. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of particular matters by legal counsel. We reserve the right to withdraw, cancel or modify this offer and to reject any offer in whole or in part.

The selling security holders may either sell their shares directly to a purchaser or through the use of a broker-dealer.
We will not sell shares on any selling security holder's behalf.

We have not authorized anyone to give any information or to make any representations concerning this offering other than those contained in this prospectus. You should not rely on any representation made by any third parties. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction where that offer or solicitation is unlawful. The delivery of this prospectus or any sale of securities does not imply that the information in this prospectus is correct as of any date later than the date of this prospectus.

The selling security holders may be considered to be an underwriter under the Securities Act. We are not currently planning to register the shares of common stock owned by the selling security holders in any state. Various states may have exemptions from the registration requirements of their securities act that would allow the selling security holders to sell their shares to others. Various states have exemptions from the registration requirements for securities that allow securities to be sold in non-issuer transactions. The selling security holders are not issuers of the shares and may be able to rely on these exemptions. If the selling security holders are not able to rely on these non-issuer exemptions, we will assist the selling security holders in registering or qualifying the shares for sale in the particular state.

Any person who purchases the shares of common stock from a selling security holder will be able to resell the shares under state secondary market sales exemptions.

The states may permit secondary market sales of the securities:

* once we publish the necessary financial and other information about ourselves in a recognized securities manual. These manuals include Standard & Poor's Corporation Records,
     Moody's and Fitches.

* after a time period required by that state has elapsed from the date we issued the securities.

* under exemptions that may apply to some investors based upon the investors qualifications.

* as a reporting company under the Securities Exchange Act of 1934; and

* as covered securities under Section 18(b)(4)(A) of the Securities Act, as long as any notice and fee requirements of the states have been met.

                        Legal Proceedings

Neither Pure Country nor any of its officers or its directors is a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding other than routine litigation that is incidental to its business.

  Directors, Executive Officers, Promoters And Control Persons

The members of the Board of Directors of Pure Country serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

The Company's officers and directors will devote their time to the business on an "as-needed" basis, which is expected to require approximately 80 hours per month.

Information as to the directors and executive officers of the Company is as follows:

    Name/Address                 Age     Position
    Lewis M. Eslick              62      President/Direc
    8764 Carlitas Joy Court              tor
    Las Vegas, NV 89117
    Leslie B. Eslick             48      Secretary/Direc
    8764 Carlitas Joy Court              tor
    Las Vegas, NV 89117
    Patsy Harting                60      Treasurer/Direc
    14133 Elmira Circle                  tor
    Magnolia, CA 95954

Lewis M. Eslick; President

Mr. Eslick has been President and a Director of the Registrant since April 1997.

Since April 1997, Mr. Eslick has been the president and director of Music Etc., Inc., a company involved in establishing an online business which will offer instructions for music lessons via the Internet.

Since  August  of  1995,  he has been  an  owner  and  served  as
Geschaeftsfuehrer (Assistant Managing Director) of Xaxon Immobilien und Anlagen Consult GmbH. Under Mr. Eslick's direction, the company was awarded a full 34-C License, which allows every business except banking operations. The company consults with major development companies of the European Economic Community and the United States of America.

From April, 1994, through December, 1994, Mr. Eslick was CEO of Travel Masters, where he developed strategy and a business plan for the company, and the structure to establish a central reservation complex to replace Airline City Ticketing Offices in Reno and Las Vegas, Nevada using Electronic Ticket Delivery Networks (ETDN) which led to ticketless travel.

From 1986 to the Present, Mr. Eslick has been CEO of Mirex, Inc., an international consulting firm. He was responsible for several successful negotiations on behalf of Bechtel Engineering and Minerals, including:

     A twelve-berth harbor to accommodate ocean cargo vessels of up to 50,000 DTW at Mawan Harbor, the mouth of the Pearl
     River

     The Shenzhen Petro-Chemical Refinery, with an operating capacity of 68,000 barrels per day.

     Arranged financing for the Mawan Port Facility with the assistance of Triad Enterprises S.A. Banco Arabe de Espanole secured a bank commitment for $375,000,000 (US) with very favorable interest rates and set-off principal payments.

From 1983 to 1986, Mr. Eslick conceptualized and delivered to EF Hutton the plan for what is now known as "Reservoir Inadequacy Insurance," the methods by which investors are protected against inadequate oil reserves or dry wells. He developed and co-authored with Lloyds of London syndication that backed the policies.

From 1981 to 1983, Mr. Eslick was the project manager for Rosendin Electric, overseeing the complete wiring of the building that tracks the Space Shuttle for Lockheed. For 1979 to 1981, Mr. Eslick served as the Managing Director of Interface Idrocaruare, Inc. S.A., a corporation with offices in Geneva, Switzerland, and Konigswinter, West Germany, that actively traded in the international spot oil market.

From  1954  to  1958, Mr. Eslick served in  the  US  Navy  as  an
Aviation Electronics technician.

Leslie B. Eslick; Secretary

Ms.  Leslie  B.  Eslick  has  been a  Shareholder,  Director  and
Secretary of the Registrant since April 1997.

Since April 1997, Ms. Eslick has been the secretary and director of Music Etc., Inc., a company involved in establishing an online business which will offer instructions for music lessons via the Internet.

From August 1995 to November 2000, she was an owner and served as Geschaeftsfuehrena (Assistant Managing Director) of Xaxon Immobilien und Anlagen Consult GmbH. Ms. Eslick assisted in obtaining for the company, a full 34-C License, which allows every business except banking operations. The company consults with major development companies of the European Economic Community and the Unites States of America.

Prior to 1995, she was a Director and Vice-President of Mirex, Inc., where she assisted with several successful negotiations as well as being responsible for accounts payable & receivable for the firm. From 1983 to 1986, Ms. Eslick assisted conceptualization and delivery to E.F. Hutton, the plan for what is now known as Reservoir Inadequacy Insurance. She co-developed and co-authored with Lloyds of London, the syndication that backed the policies. Ms. Eslick served as an Assistant Managing Director of Interface Indrocarbuare, Inc. S.A., a corporation with offices in Geneva, Switzerland, and Konigswinter, West
Germany that actively traded in the international spot oil market. Ms. Eslick attended the University of California at Berkley.

Patsy Harting; Treasurer

Mrs. Harting has been an officer and director of the Registrant since April 1997.

Since April 1997, Mrs. Harting has been the treasurer and director of Music Etc., Inc., a company involved in establishing an online business which will offer instructions for music lessons via the Internet.

Since 1996, Mrs. Harting has been a Phlebotomist working in the Intensive Care Unit and the laboratory at Inlow Hospital, Chico, California. Her duties consist of the normal activities associated with the care of the critically ill and post surgery patients.

Prior to that, during the years from 1983 until 1996, Mrs. Harting was the owner of PJ's Red Onion, a very successful restaurant located in Paradise, CA. She operated a thriving business and supplied Specialty Pies to the largest restaurants in Chico and Orville, CA for over twelve years. Ms. Harting sold her business interests in the early part of 1996.

 Security Ownership of Certain Beneficial Owners and Management

The following table sets forth each person known to us, as of December 31, 2000, to be a beneficial owner of five percent (5%) or more of Pure Country's outstanding common stock, each officer and director individually, and all executive officers and directors as a group. No other class of voting securities is outstanding. Each person is believed to have sole voting and investment power over the shares. Except as noted, each person has sole voting and investment power with respect to the shares shown. None of the beneficial owners has the right to acquire any shares of Pure Country's common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations. Unless otherwise indicated, all shares are directly owned by the persons named.


   Name and Address of      Amount and Nature of  Percent of
   Owner                    Beneficial Ownership     Class
   Lewis Eslick (1)
   8764 Carlitas Joy Ct.     1,080,000 shares,          18.0%
   Las Vegas, NV  89117               directly
   Leslie Eslick (1)
   8764 Carlitas Joy Ct.     1,080,000 shares,          18.0%
   Las Vegas, NV  89117               directly
   Patsy Harting (2)
   14133 Elmira Circle       1,044,000 shares,
   Magnolia, CA  95954                directly          18.2%
                                48,000 shares,
                                    indirectly
   Includes all officers
   and directors of Pure             3,252,000          54.2%
   Country as a group (3
   persons)
_______________________________

(1) Lewis Eslick and Leslie Eslick disclaim beneficial ownership of the shares held by each other.

(2)  Patsy  Harting directly owns 1,044,000 shares of the  common stock  of  the  Company. 48,000 shares of common  stock  are
     owned   by   her   husband  and  therefore  deemed   to   be
     beneficially owned by Mrs. Harting.

                    Description of Securities

Common Stock

Pure Country's Articles of Incorporation originally authorized the issuance of 25,000 shares of common stock with a par value of $0.001. An Amendment was completed on September 21, 1999, increasing the share issuance to 50,000,000 shares of common stock with a par value of $0.001. Of the 50,000,000 authorized common shares of stock, there are 6,000,000 issued and outstanding. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by Pure Country from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of Pure Country, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of Pure Country's stock would be issued to management or promoters, or affiliates or associates of either.

Preferred Stock

Pure Country filed an Amendment to its Articles of Incorporation authorizing the issuance of 10,000,000 shares of preferred stock, with a $0.001 par value per share, none of which have been issued. Pure Country currently has no plans to issue any preferred stock. Pure Country's board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized, but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however, no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

Pure Country considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in Pure Country's Articles of Incorporation would avoid the possible delay and expense of a share-holder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Pure Country's common stock or any other series of preferred stock which Pure Country may issue. The board of directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms which it deems to be in the best interest of Pure Country and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Pure Country. While such provisions are intended to enable the board of directors to maximize shareholder value, they may have the effect of discouraging takeovers which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of Pure Country's stock in the future.

              Interest of Named Experts and Counsel

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

    Disclosure of Commission Position on Indemnification for
                   Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pure Country pursuant to the Nevada General Corporation Law or the provisions of Pure Country's Articles of Incorporation, as amended, or Bylaws, or otherwise, Pure Country has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities, other than the payment by Pure Country of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Pure Country will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     Description of Business

Background

Pure Country is a Nevada corporation formed on July 27, 1995.
Our principal place of business is located at 8764 Carlitas Joy
Court, Las Vegas, Nevada 89119.

The original business plan to offer handcrafted wares over the internet was abandoned due to the lack of funds available in order to implement this business plan. However, management now believes that through the proceeds from this offering, it will be able to raise enough initial capital to begin operations and build a web-site.

On July 27, 1995, the Company issued 20 shares of its stock to Cheryl Mall, the original founder for cash. On July 27, 1997, the Company issued 4,500 shares of its stock to the present Secretary; 9,100 shares to the present President; 7,180 shares to the present Treasurer; and 4,200 shares to an individual, who sold some of his shares to 9 individuals on September 5, 1997. On September 5, 1997, the current President sold some of his shares to 24 individuals. On August 29, 1997, the current Treasurer sold some of her shares to 14 individuals. All sales were made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Company was originally authorized to issue 25,000 shares of common stock with no par value. On September 21, 1999, the Company amended its Articles of Incorporation to increase the authorized capital stock to 50,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. On September 21, 1999, the Company also approved a forward stock split on a 240:1 basis, increasing the issued and outstanding shares from 25,000 to 6,000,000 shares of common stock.

Business of Issuer

We are a development stage company seeking to establish an online business involving the selling and purchasing of artisan-handcrafted wares made in the homes of thousands of people across the world.

The officers and directors of Pure Country became aware over the years that many talented people across the United States had no ability to market their products effectively.

Pure Country hopes to position itself to take full advantage of the fast growing Internet industry. It is our desire to be the leading Internet Company responsible for introducing the beautiful hand made creations of old world crafts. Pure Country's concept would allow anyone who had a crafting talent to market his or her wares through a central distribution center. Pure Country wants to become the pivotal point around which the business would operate. Our business is designed to connect consumers who are most likely to purchase specific goods and services from artisans that provide those goods and services.

Utilizing state of the art online video and audio technology, our Internet website would offer a variety of hand crafted arts and crafts products via the World Wide Web. At Pure Country, the consumer can search for handcrafted products we have to sell by category or by product name and obtain a full description of the product through our electronic catalogue.

Pure Country intends to arrange for consumers to be able to use their credit cards for purchases within a secure site. As requests would come in for a certain item, Pure Country would make all arrangements for the artisan to receive payment for his goods sold. A percentage of each sale will be retained by Pure Country. Shipping and postage charges will be for the account of the artisan. Pure Country will assist the artisan in finding the best rates for these charges. After the company has become established it would want to retail certain items on a seasonal basis while others would be offered yearly. With a worldwide supply of crafts we would be able to offer novelty items not otherwise seen in the United States.

The Company may at a future time enter into agreements with accomplished artisans with expertise in basketry, batik, candle making, hand weaving, knitting, crocheting, lace making, leatherworking, origami, quilting, sewing, woodworking, handcrafted dolls. We anticipate the exposure to our concept will gradually expand into the European and Asian markets via the Internet. Once this occurs it will be necessary to find persons fluent in the language of each country where our artisans wares are sold. Exposure to the international markets will necessitate the expansion of our business to include arts and crafts that are native to those countries.

We feel that this is the right idea and the right time to implement such an idea. As the Internet grows, our company will grow.

Market

We believe that the ultimate success of our online business depends to a large degree on the uniqueness and attraction of our concept.

Pure Country plans to obtain a domain name and market its crafts in an electronic catalogue displayed on the Internet via a website that would be designed to appeal to individuals, craft stores and other outlets that may be interested in our artisans wares. We believe that once word spreads about our website, artisans will jump from various markets that otherwise had no way of marketing their goods. Pure Country intends to market our website in such a way as to attract numerous end users by being cross referenced with many existing websites that engage in arts, crafts, hobbies and home businesses.

Our marketing activities are targeted to two types of consumers. First, towards consumers in need of a special and unique gift not found in traditional stores for a specific purpose, i.e. birthday, anniversary, Mother's Day, Father's Day, Christmas, etc. Second, we also target consumers who shop online for gifts because it's convenient, quick and secure.

In order to market our web site, we intend to have our site listed on different search engines, like Yahoo!, Infoseek, Excite, Lycos and AskJeeves. We feel this will be the best way to advertise our services for those seeking musical lessons. According to Planet Ocean Communications, an internet marketing company in Captain Cook, Hawaii, more than 95% of all people on the Web use only eight search engines. Some of the software packages we have been researching are as follows: PowerSolution's SitePromoter (http://www.sitepromoter.com), which would submit our site to 150 search engines or CyberSleuth Internet Services' Net Submitter Professional (http://www.cyber-sleuth.com/nsp), which offers fully automated submission to hundreds of search engines and directories as well as offering semiautomated support for hundreds of other submission sites. These software products usually cost less than $100.

Industry Analysis

The business of selling goods over the Internet is new and dynamic. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon.

The Internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically. International Data Corporation ("IDC") estimated that the number of Web users would grow from approximately 150 million worldwide in 1998 to approximately 500 million worldwide by the end of 2003. The growing adoption of the Web represents an enormous opportunity for businesses to conduct commerce over the Internet. IDC estimated that commerce over the Internet would increase from approximately $40 billion worldwide in 1998 to approximately $900 billion worldwide in 2003. A portion of IDC's report can be accessed at www.idc.com.

Product Development

All these items are to be hand crafted by artisans. Each artisan would pay to the Company a subscription fee of $100.00 per year, which would allow the individual artisan to display his/her crafts in an electronic catalogue which would be distributed via a website to users of the internet in all parts of the world.

The Product

The Company will offer through its electronic catalogue hand made quilts, silk flower arrangements, holiday wreaths, methods for drying flowers, hand crafted artworks, paintings, sculpting, hand carved wooden toys, hand woven blankets and shawls, afghans, throws, braided rugs, hand made sun bonnets, the art of stained and leaded glass and their many uses. The Company further intends to obtain accomplished artisans with expertise in basketry, batik, candle making, hand weaving, knitting, crocheting, lace making, leatherworking, origami, quilting, sewing, woodworking, and handcrafted dolls, as well as new and exciting crafts from other countries not yet recognized in the United States.

Purchases.

Once the consumer views the item in detail, they simply click on the order button and the item is placed in their virtual shopping cart. Consumers view the product name and price and fill in the quantity section, if they want more than one of that item. The price (including shipping) is immediately displayed and the customer is given the option of either continuing shopping or proceeding to check out. Any item may be removed prior to check out. To complete the buying process customers click on the "to pay" button and then fill in the required shipping and billing information.

Payment of purchases.

Consumers must use credit cards to pay for their purchases. We will process all credit card transactions ourselves. All transactions will be automated and encrypted for complete security.

We intend to utilize one or more of the credit card processing services to provide our consumers the option to either pay online with a credit card or have payments deducted straight from their checking accounts. These services will range anywhere from $10/month and $0.25 per transaction fee through CardService International, Inc. to $44.95/per month, which includes the processing fee, for a period of 24 months from iTransact.com (each transaction over 500 is subject to a $0.10 per transaction fee.

Distribution and Fulfillment.

Product inventory is owned and held by outside artisans and shipped directly from these artisans to consumers.

Competition

We will operate in an extremely competitive market and we could lose revenue and consumers to our competitors.

The electronic commerce market, particularly over the Internet, is new, rapidly evolving and competitive, and we expect competition to intensify in the future. We will compete with many other companies which either offer the same types of merchandise or provide the same or a similar type of sales format to customers. Some current competitors include: companies with online sites such as The Internet Center for Arts and Crafts whose site address is at; www.xmission.com/~arts/; Homespun Peddler whose site address is at www.homespun-peddler.com; and Folkart & Craft Exchange whose site address is at www.folkart.com. This is not an exhaustive list of current competitors.

It is not difficult to enter the online commerce market. Current and new competitors can launch new online commerce web sites at relatively low cost. Competition in online commerce will likely increase as retailers, suppliers, manufacturers and direct marketers who have not traditionally sold products and consumer goods directly to consumers through the Internet enter this market segment. Increased competition may result in price reductions, fewer customer orders, reduced gross margins, increased marketing costs or loss of market share, or any combination of these problems. New competitors may emerge and rapidly acquire market share in several ways, including through mergers or by alliances among competitors and vendors. Through such alliances, competitors may also obtain exclusive or semi-exclusive sources of merchandise. In addition, manufacturers may elect to liquidate their products directly over the Internet.

We may not be successful in competing against competitors. Many of these competitors have greater financial, marketing, customer support, technical and other resources than we will. As a result, they may be able to secure merchandise from suppliers on more favorable terms than us, and they may be able to respond more quickly to changes in customer preference or to devote greater resources to the development, promotion and sale of their merchandise than we can. If competition increases and our branding efforts are not successful, we may not be able to command higher margins on the products we sell, or we may lose revenue and customers to our competitors.

Employees

We are currently in a start-up phase with no full time employees.
All future employees will be hired under an equal opportunity policy and evaluated on a regular basis with regard to merit raises and advancements.

          Management's Discussion and Plan of Operation

The following Plan of Operation should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this prospectus. In addi-tion to historical information, this plan of operation and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Pure Country is a developmental stage company and has neither engaged in any operations nor generated any revenues from operations. Since inception, operations have been limited to developing the concept for our business plan.

As of June 30, 2001, the Company has no working capital, and there can be no assurance that our financial condition will improve. No money has been provided to the Company by the current officers and directors. Investors are being relied upon to provide all the capital needed for the initial development of the Company. Management's plan of operation for the next twelve months is to:

  * raise operating capital by selling shares of our common stock through a secondary public offering followed by one or more private placements if necessary;

  * develop relationships with artisans;

  * provide the facilities and resources necessary to achieve the business goals of the Company; and

  * attract and retain highly qualified employees in order to appropriately staff business operations.

Pure Country will charge each artisan a subscription fee of $100.00 per year, which would allow the individual artisan to display his/her crafts in an electronic catalogue which would be distributed via the Internet to users of the Internet in all parts of the world. Pure Country's concept would allow anyone who had a crafting talent to market his or her wares through a central distribution center.

Currently, we use the offices of our President, Lewis Eslick, on a rent-free basis. In addition, he provides all office services at no cost to the Company. We expect this arrangement to continue until such time as we decide that additional office space is required and we have raised enough capital to hire employees and begin to implement our business plan.

We intend to utilize the services of website managers and designers in order to keep our operating costs down. Prices for services which will design our website as well as manage the site range anywhere from $19.95/month to $45/month, some with a start up fee, for the small to medium sized businesses just getting started. Many of these web hosting services also include ISP services included in the monthly fees. Eventually, in the future, we intend to hire a full-time web page designer and manager once our operations grow to a capacity which will require our own staff.

                     Description of Property

The Company neither owns nor leases any real property at this time. The Company does have the use of office space from one of the directors, Lewis M. Eslick, at no cost to the Company, and Management expects this arrangement to continue. Mr. Eslick also pays for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses. This is a verbal agreement between Lewis M. Eslick and the Board of Directors.

         Certain Relationships and Related Transactions

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

     Market for Common Stock and Related Shareholder Matters

Market Information

At present, our shares are not traded publicly. Pure Country hopes to have its common stock quoted on the OTC Bulletin Board.

Holders

There are approximately 55 holders of Pure Country's common stock.

Dividends

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale

With the exception of the aggregated total of 3,252,000 shares, held either directly or indirectly by the officers and directors, all shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. Pure Country makes no representations or guarantee that the shares registered hereunder shall have a market for resale.

                     Executive Compensation

Pure Country has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees. Executives and key management are considered part-time employees and are paid on a monthly basis. No employee was compensated in excess of $100,000 during fiscal years 1999 and 2000. The Company has not granted any options to purchase its common stock.

                           FINANCIALS
                  INDEPENDENT AUDITOR'S REPORT

Board of Directors
Pure Country
Las Vegas, Nevada

     I have audited the accompanying balance sheets of Pure Country (a development stage company), as of December 31, 2000 and December 31, 1999 and the related statements of stockholders' equity for December 31, 2000 and December 31, 1999 and statements of operations and cash flows for the two years ended December 31, 2000 and December 31, 1999 and the period July 27, 1995 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Country as of December 31, 2000 and December 31, 1999 and the related statements of stockholders' equity for December 31, 2000 and December 31, 1999 and statements of operations and cash flows for the two years ended December 31, 2000 in conformity with generally accepted accounting principles.

     The  accompanying  financial statements have  been  prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Kurt D. Saliger, C.P.A.
Kurt D. Saliger, C.P.A.
February 19, 2001

                          PURE COUNTRY
                  (A Development Stage Company)
                         BALANCE SHEETS

             ASSETS
                                 December    December
                                 31, 2000    31, 1999
CURRENT ASSETS
  Cash                                  $0             $0
                                 ---------       --------
  TOTAL CURRENT ASSETS                  $0             $0
                                 ---------       --------
     TOTAL ASSETS                       $0             $0
                                 =========       ========

 LIABILITIES AND STOCKHOLDERS'
             EQUITY

CURRENT LIABILITIES
  Officer Advances                  $2,475           $475
                                 ---------       --------
  TOTAL CURRENT LIABILITIES         $2,475           $475

STOCKHOLDERS' EQUITY
  Preferred Stock, $.001 par value
  authorized 10,000,000 shares;
  issued and outstanding at
  Dec. 31, 2000    none                 $0

  Common Stock, $.001 par value
  authorized 50,000,000 shares;
  issued and outstanding at
  Dec. 31, 1999  6,000,000 shares                  $6,000
  Dec. 31, 2000  6,000,000 shares   $6,000

  Additional Paid In Capital          $196           $196

  Deficit Accumulated During
  Development Stage               ($8,671)       ($6,671)
                                 ---------       --------
  TOTAL STOCKHOLDERS EQUITY       ($2,475)         ($475)
                                 ---------       --------
     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY               $0             $0
                                 =========      =========

         See accompanying notes to financial statements.

                               -2-

                          PURE COUNTRY
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS

                          Year          Year         July 27, 1995
                          Ended         Ended        (inception)
                          December      December     to Dec. 31,
                          31, 2000      31, 1999     2000

INCOME
Revenue                            $0             $0             $0
                            ---------      ---------     ----------
TOTAL INCOME                       $0             $0             $0

EXPENSES

General, Selling
and Administrative             $2,000           $125         $8,671

Amortization                       $0             $0             $0

                            ---------      ---------     ----------
TOTAL EXPENSES                 $2,000           $125         $8,671
                            ---------      ---------     ----------
NET PROFIT (LOSS)            ($2,000)         ($125)       ($8,671)
                            =========      =========     ==========

NET PROFIT (LOSS)
PER SHARE                   ($0.0004)          (NIL)      ($0.0014)
                            =========      =========     ==========

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING           6,000,000      6,000,000      6,000,000
                            =========      =========     ==========


          See accompany notes to financial statements.
                               -3-

                          PURE COUNTRY
                  (A Development Stage Company)
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                         Common Stock                            (Deficit)
                         ------------                          Accumulated
                            Number                Additional      During
                              of                  Paid-in      Development
                            Shares      Amount    Capital         Stage
                          ---------    --------   --------    ------------

Balance,
December 31, 1997             25,000       $6,196         $0       ($6,196)

Net Loss,
December 31, 1998                                                    ($350)
                         -----------   ----------  ---------     ----------
Balance, Dec. 31, 1998        25,000       $6,196         $0        (6,546)

Change from no par
value to $0.001
September 21, 1999                      ($6,171)      $6,171

Forward stock split
240 to 1
September 21, 1999         5,975,000       $5,975   ($5,975)

Net Loss,
December 31, 1999                                                    ($125)
                         -----------   ----------  ---------     ----------
Balance, Dec. 31, 1999     6,000,000       $6,000       $196       ($6,671)

Net Loss,
December 31, 2000                                                  ($2,000)
                         -----------   ----------  ---------     ----------
Balance, December 31,
2000                       6,000,000       $6,000       $196       ($8,671)
                         ===========   ==========  =========     ==========

          See accompany notes to financial statements.
                               -4-

                          PURE COUNTRY
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS

                                Year          Year      July 27, 1995
                                Ended         Ended      (inception)
                              December      December       to Dec.
                              31, 2000      31, 1999       31, 2000

CASH FLOWS FROM
OPERATING ACTIVITIES

Net (Loss)                      ($2,000)         ($125)     ($8,671)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                          $0             $0           $0
Officer Advances                  $2,000           $125       $2,475
                             -----------    -----------   ----------
Net cash used in
operating activities                  $0             $0     ($6,196)

CASH FLOWS FROM
FINANCING ACTIVITIES
Issue Common Stock                    $0             $0       $6,196
                             -----------    -----------   ----------
Net increase
(decrease) in cash                    $0             $0           $0

Cash, Beginning
of Period                             $0             $0           $0
                             -----------    -----------   ----------
Cash, End
of Period                             $0             $0           $0
                             ===========    ===========   ==========

         See accompanying notes to financial statements.

                          PURE COUNTRY
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2000 and December 31, 1999

NOTE 1 -  ORGANIZATION AND ACCOUNTING POLICIES

The Company was incorporated July 27, 1995 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method

       The Company records income and expenses on the accrual method of accounting.

     Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents

       The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insures limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2000.

     Income Taxes

       Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                          PURE COUNTRY

                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2000 and December 31, 1999

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Reporting on Costs of Start-Up Activities

       In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share

       Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2000 the Company had no dilutive common stock equivalents such as stock options.

     Year End

       The Company has selected December 31st as its fiscal year end.

     Year 2000 Disclosure

       The year 2000 issue had no effect on the Company.

NOTE 3 -  INCOME TAXES

       There  is no provision for income taxes for the year ended
       December 31, 2000. The Company's total deferred tax assets as of December 31, 2000 is as follows:

      Net operating loss carry forward              $8,671
      Valuation allowance                           $8,671
      Net deferred tax asset                            $0


       The federal net operating loss carry forward will expire in 2017 to 2019.

                          PURE COUNTRY
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2000 and December 31, 1999

NOTE 4 -  STOCKHOLDERS' EQUITY

     Common Stock

       The authorized common stock of the Company consists of 50,000,000 shares with a par value of $0.001 per share.

       On July 27, 1995 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

       On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 in cash to three of its directors.

       On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation which increased its capitalization from 25,000 common shares of no par value to 50,000,000 common shares with a par value of $0.001 and added 10,000,000 preferred shares with a par value of $0.001.

       On  September  21,  1999  the Company  forward  split  its
       common   stock  240:1  thus  increasing  the   number   of
       outstanding   common  shares  from  25,000  to   6,000,000
       shares.

     Preferred Stock

       The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 -  GOING CONCERN

       The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                          PURE COUNTRY
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2000 and December 31, 1999

NOTE 6 -  RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -  WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -  OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

                       INTERIM FINANCIALS


Audited financial statements as of June 30, 2001.


                        TABLE OF CONTENTS






                                                          PAGE
     Independent Auditor's Report                            1

     Financial Statements

     BALANCE SHEET                                           2

     STATEMENT OF OPERATIONS                               3-5

     STATEMENT OF STOCKHOLDERS' EQUITY                       6

     STATEMENT OF CASH FLOWS                               7-9

     NOTES TO FINANCIAL STATEMENTS                       10-13
                  INDEPENDENT AUDITORS' REPORT





Board of Directors
PURE COUNTRY
Las Vegas, Nevada



     I have audited the accompanying Balance Sheets of PURE COUNTRY (A Development Stage Company), as of June 30, 2001, and June 30, 2000, and the related statements of stockholders' equity for June 30, 2001, and statements of operations and cash flows for the six months ended June 30, 2001, and the two years ended December 31, 2000 and December 31, 1999 and the period July 27, 1995, (inception), to June 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PURE COUNTRY (A Development Stage Company), as of June 30, 2001, and June 30, 2000, and the related statements of stockholders' equity for June 30, 2001 and statements of operation and cash flows for the six months ended June 30, 2001, and the two years ended December 31, 2000 and December 31, 1999 and the period July 27, 1995 (inception), to June 30, 2000, in conformity with generally accepted accounting principles.

     The  accompanying  financial statements have  been  prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kurt D. Saliger C.P.A.
Kurt D. Saliger
August 04, 2001






                          PURE COUNTRY
                  (A Development Stage Company)
                          BALANCE SHEET



                             ASSETS

                             June 30, 2001   June 30, 2000
                              -----------     -----------

CURRENT ASSETS                       $   0            $   0
                                    ------           ------
   TOTAL CURRENT ASSETS              $   0            $   0
                                    ------           ------
OTHER ASSETS                         $   0            $   0
                                    ------           ------

   TOTAL OTHER ASSETS                $   0            $   0
                                    ------           ------
   TOTAL ASSETS                      $   0            $   0
                                    ------           ------

               LIABILITIES AND STOCKHOLDERS'EQUITY
   CURRENT LIABILITIES
      Officers Advances (Note #8)     $  3,360           $  475
                                      --------         --------

   TOTAL CURRENT LIABILITIES          $  3,360           $  475
                                      --------         --------

   STOCKHOLDERS EQUITY (Note #4)

   Preferred Stock, $0.001 Par Value
   Authorized 10,000,000 Shares
   Issued and Outstanding
   At June 30, 2000 - None                $   0

   Common stock, $.001 par value
   authorized 50,000,000 shares
   issued and outstanding at
   December 31, 2000 - 6,000,000 shares                $  6,000
   June 30, 2001 - 6,000,000 shares      6,000

      Additional paid in Capital           196              196

      Accumulated loss during
      the development stage            (9,556)          (6,671)
                                      --------         --------

   TOTAL STOCKHOLDERS' EQUITY        $ (3,360)         $  (475)
                                      --------         --------

   TOTAL LIABILITIES AND
   STOCKHOLDERS EQUITY                   $   0            $   0
                                      --------         --------

 The accompanying notes are an integral part of these financial statements

                              - 2 -

                          PURE COUNTRY
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS

                         Year          Year
                        Ended          Ended        July 27,
                       December      December         1995
                       31, 2000      31, 1999     (Inception)
                                                    to June
                                                    30, 2001
                       --------      ---------     ----------


REVENUE                     $  0            $  0          $  0
                       ---------       ---------     ---------

EXPENSES

  General, Selling
  and Administrative    $  2,000          $  125      $  9,556

  Amortization               -0-             -0-           -0-
                       ---------       ---------     ---------

  Total Expenses        $  2,000          $  125      $  9,556
                       ---------       ---------     ---------

Net Profit/Loss (-)    $ (2,000)        $  (125)    $  (9,556)
                       ---------       ---------     ---------
Net Loss per share
-  Basic and diluted
 (Note #2)            $ (0.0004)          $  NIL   $  (0.0016)
                       ---------       ---------     ---------

Weighted average
number of common
shares outstanding     6,000,000       6,000,000     6,000,000
                       ---------       ---------     ---------




 The accompanying notes are an integral part of these financial statements



                              - 3 -



                          PURE COUNTRY
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS

                         Six            Six
                        Months        Months        July 27,
                        Ended          Ended          1995
                         June          June       (Inception)
                       30, 2001      30, 2000       to June
                                                    30, 2001

                       --------      ---------     ----------

INCOME
Revenue                     $  0            $  0          $  0
                       ---------       ---------     ---------
TOTAL INCOME                $  0            $  0          $  0

EXPENSES

  General, Selling
  and Administrative      $  885            $  0      $  9,556
  Amortization               -0-             -0-           -0-
                       ---------       ---------     ---------

TOTAL EXPENSES            $  885            $  0      $  9,556
                       ---------       ---------     ---------

NET PROFIT (LOSS)          $ 885            $  0    $  (9,556)
                       ---------       ---------     ---------
NET PROFIT (LOSS)        $   NIL         $   NIL    $ (0.0016)
PER SHARE (Note #2)

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING      6,000,000       6,000,000     6,000,000
                       ---------       ---------     ---------



                               -5-



                        Three          Three
                        Months        Months        July 27,
                        Ended          Ended          1995
                         June          June       (Inception)
                       30, 2001      30, 2000       to June
                                                    30, 2001

                       --------      ---------     ----------

INCOME
Revenue                     $  0            $  0          $  0
                       ---------       ---------     ---------
TOTAL INCOME                $  0            $  0          $  0

EXPENSES

  General, Selling
  and                     $  885            $  0      $  9,556
Administrative
  Amortization               -0-             -0-           -0-
                       ---------       ---------     ---------

TOTAL EXPENSES            $  885            $  0      $  9,556
                       ---------       ---------     ---------

NET PROFIT (LOSS)          $ 885            $  0     $  -9,556
                       ---------       ---------     ---------
NET PROFIT (LOSS)        $   NIL         $   NIL    $ (0.0016)
PER SHARE (Note #2)

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING      6,000,000       6,000,000     6,000,000
                       ---------       ---------     ---------



                               -6-



                          Pure Country
                  (A Development Stage Company)
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          June 30, 2001



                              Common Stock
                                                                  (Deficit)
                        Number                     Additional    Accumulated
                          of                         Paid-in       During
                        Shares        Amount         Capital     Development
                                                                   Stage
                       --------      ---------      ---------     --------

Balance,
December 31, 1997        25,000         $  6,196          $   0  $  (6,196)

Net loss              ---------        ---------    -----------    --------
December 31, 1998                                             0        -350
                      ---------        ---------       --------   ---------
Balance, Dec. 31,        25,000        $   6,196             $0  $  (6,546)
1998

Changed from no par                   $  (6,171)       $  6,171
value to $0.001
September 21, 1999
Forward Stock Split   5,975,000         $  5,975      $ (5,975)
240 to 1
September 21, 1999

Net Loss                                                             $  125
December 31, 1999
Balance, Dec. 31,     6,000,000         $  6,000         $  196  $  (6,671)
1999

Net Loss                                                          $ (2,000)
December 31, 2000

Net Loss                                                               $885
March 31, 2001

Balance,
December 31, 1999     6,000,000         $  6,000         $  196   $ (6,671)

Balance
March 31, 2001        6,000,000         $  6,000         $  196   $ (9,556)
                      ---------       ----------    -----------   ---------



The accompanying notes are an integral part of these financial statements







                              - 6 -

                  PURE COUNTRY PURE COUNTRY
                (A Development Stage Company)
                   STATEMENT OF CASH FLOWS

                            Three            Three
                            Months           Months          July 27, 1995
                            Ended            Ended           (Inception)
                            June             June            to June
                            30, 2001         30, 2000        30, 2001
CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                       $  (885)              $  0       $(9,556)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                         $  0              $  0           $  0
Officer Advances                   $  885              $  0       $  3,360
                               ----------        ----------     ----------
Net cash used in
Operating activities                 $  0              $  0      $ (6,196)

CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                   $  0              $  0       $  6,196
                               ----------        ----------     ----------
Net Increase
(decrease) in cash                   $  0              $  0           $  0

Cash, Beginning
Of period                            $  0              $  0           $  0
                               ----------        ----------     ----------

Cash, End
Of Period                            $  0              $  0           $  0
                               ----------        ----------     ----------


                            - 7 -

                        PURE COUNTRY
                (A Development Stage Company)
                   STATEMENT OF CASH FLOWS


                            Six              Six
                            Months           Months          July 27, 1995
                            Ended            Ended           (Inception)
                            June             June            to June
                            30, 2001         30, 2000        30, 2001
CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                       $  (885)              $  0       $(9,556)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                         $  0              $  0           $  0
Officer Advances                   $  885              $  0       $  3,360
                               ----------         ---------     ----------
Net cash used in
Operating activities                 $  0              $  0      $ (6,196)

CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                   $  0              $  0       $  6,196
                               ----------         ---------     ----------
Net Increase
(decrease) in cash                   $  0              $  0           $  0

Cash, Beginning
Of period                            $  0              $  0           $  0
                               ----------         ---------     ----------

Cash, End
Of Period                            $  0              $  0           $  0
                               ----------         ---------     ----------








       See accompanying notes to financial statements
                            - 8 -

                  PURE COUNTRY PURE COUNTRY
                (A Development Stage Company)
                   STATEMENT OF CASH FLOWS


                              Year           Year            July 27, 1995
                              Ended          Ended           (Inception)
                              December       December        to June
                              31, 2000       31, 1999        30, 2001


CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                      $  -2,000           $  -125      $(9,556)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                         $  0              $  0            $  0
Officer Advances                 $  2,000            $  125        $  3,360
                               ----------        ----------      ----------
Net cash used in
Operating activities                 $  0              $  0       $ (6,196)


CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                   $  0              $  0        $  6,196
                               ----------        ----------      ----------
Net Increase
(decrease) in cash                   $  0              $  0            $  0

Cash, Beginning
Of period                            $  0              $  0            $  0
                               ----------        ----------      ----------

Cash, End
Of Period                            $  0              $  0            $  0
                               ----------        ----------      ----------






       See accompanying notes to financial statements
                             -9-

                        PURE COUNTRY
                (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS
               June 30, 2001 and June 30, 2000



NOTE 1 -ORGANIZATION AND ACCOUNTING POLICIES

         The Company was incorporated July 27, 1995 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method
          The Company records income and expenses on the accrual method of accounting.

     Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents
          The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of JUNE 30, 2001.

     Income Taxes
          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
          #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.





                            -10-
                        PURE COUNTRY
                (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS
               June 30, 2001 and June 30, 2000



NOTE   2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
(CONTINUED)

     Reporting on Costs of Start-Up Activities
          In April 1998, the American Institute of
          Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share
          Net loss per share is provided in accordance with Statement of Financial Accounting Standards No.
          128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of JUNE 30, 2001 the Company had no dilutive common stock equivalents such as stock options.

     Year End
          The Company has selected December 31st as its fiscal year end.
     Year 2000 Disclosure
          The year 2000 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the year ended December 31,2000. The Company's total deferred tax asset as of June 30, 2001 is as follows:

       Net operating loss carry forward              $9,556
       Valuation allowance                           $9,556
       Net deferred tax asset                        $    0

     The federal net operating loss carry forward will expire in 2017 to 2019.

                        PURE COUNTRY
                (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS
               JUNE 30, 2001 and JUNE 30, 2000


NOTE 4 STOCKHOLDER'S EQUITY
     Common Stock

          The authorized common stock of the Company consists of 50,000,000 shares with a par value of $0.001 per share.

          On July 27, 1995 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

          On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 in cash to three of its directors.

          On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation that increased its capitalization from 25,000 common shares of no par value to 50,000,000 common shares with a par value of $0.001 and added 10,000,000 preferred shares with a par value of $0.001.

          On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common shares from 25,000 to 6,000,000 shares.

     Preferred Stock
          The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 GOING CONCERN.

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.
          However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                        PURE COUNTRY
                (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS
               JUNE 30, 2001 and JUNE 30, 2000

NOTE 6 -RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. the officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

          Changes In and Disagreements With Accountants



On February 1, 2001, Pure Country engaged the accounting firm of
Kurt Saliger to serve as its new principal independent accountant. Mr. Saliger replaces Barry Friedman as the Company's principal auditor.

Barry Friedman passed away which made the board of directors search for a new accountant.

The former accountant's report on the financial statements for the fiscal year 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the subsequent interim period preceding the passing of Mr. Friedman, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s), if any, in connection with its reports.

               Where You Can Find More Information

The Company has filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the common stock offered, please refer to the registration statement, including the exhibits thereto.


The Company is currently subject to the informational requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.



                             Experts

Kurt Saliger, P.C., an independent public accountant located in Las Vegas, Nevada, audited the audited financial statements of Pure Country as of December 31, 2000 and 1999. His report regarding Pure Country's financial statements is included in this prospectus in reliance upon their authority as experts in accounting, auditing, and giving such reports.


                          Legal Matters

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, have acted as Pure Country's legal counsel regarding the validity of the securities being offered by this prospectus.



              Outside back cover page of prospectus


Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------


                         9,000,000 Shares
                          Pure Country
                          Common Stock
                 -------------------------------

                           Prospectus
                 -------------------------------
                          Pure Country
                      8764 Carlitas Joy Ct.
                      Las Vegas, NV  89117
                          (702) 228-4688

                             Part II

             Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

Pure Country's Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Pure Country currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution

      SEC Registration Fee               $       76.50
      Blue Sky Fees and Expenses         $        0.00
      Legal Fees and Expenses            $    6,000.00
      Accountants' Fees and Expenses     $    1,000.00
      Miscellaneous                      $      500.00
      Total                              $    7,576.50

The above expenses, except for the SEC fees, are estimated.  Pure
Country will pay all of the expenses listed above.

Item 26.   Recent Sales of Unregistered Securities

There are no transactions to report.

Item 27.   Exhibits and Financial Statement Schedules

(a)  Exhibits

     Number   Description

     3.1**    Articles of Incorporation (incorporated by
               reference to Exhibit 3.1a to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000, File No. 000-30255).

     3.2**    By-laws (incorporated by reference to Exhibit
               3.2b to the Registrant's registration statement on Form 10-SB filed, as amended with the Securities and Exchange Commission on June 23, 2000, File No.
               000-30255).

     5*       Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1*    Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2*    Consent of Kurt Saliger.

     99.1*          Subscription Agreement

*    Filed herewith.
**   Previously filed.


All applicable information is included in the audited financial statements.

Item 28.   Undertakings

     The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               i.include any prospectus required by section
                 10(a)(3) of the Securities Act;

               ii.    reflect in the prospectus any facts or
                 events which, individually or together,
                 represent a fundamental change in the
                 information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii.   include any additional or changed material
                 information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________


                           Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on August 16, 2001.

                                   Pure Country


                                   By:  /s/ Lewis Eslick
                                       Lewis M. Eslick, President




                   Special Power of Attorney

The undersigned constitute and appoint Lewis M. Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated have signed this registration statement:

     Signature                 Title                 Date


/s/ Lewis Eslick     President/Director         August 16, 2001
Lewis M. Eslick

/s/ Leslie Eslick    Secretary/Director         August 16, 2001
Leslie B. Eslick

/s/ Patsy Eslick     Treasurer/Director         August 16, 2001
Patsy Harting



                          Exhibit Index

    Number   Description

     3.1**    Articles of Incorporation (incorporated by
               reference to Exhibit 3.1a to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000, File No. 000-30255).

     3.2**    By-laws (incorporated by reference to Exhibit
               3.2b to the Registrant's registration statement on Form 10-SB filed, as amended with the Securities and Exchange Commission on June 23, 2000, File No.
               000-30255).

     5*       Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1*    Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2*    Consent of Kurt Saliger.

     99.1*          Subscription Agreement


*    Filed herewith.
**   Previously filed.